Exhibit 99.3

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

The following tables set forth our selected consolidated historical financial information for the periods ended and as of the dates indicated. You should read the following historical financial information along with the consolidated financial statements and related notes included in Item 8 of our annual report on Form 10-K for the year ended December 31, 2011 and Item 1 of our quarterly report on Form 10-Q for the quarter ended September 30, 2012. The financial information included in the tables below as of December 31, 2010 and 2011 and for the years ended December 31, 2009 through 2011 is derived from the audited financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2011. Our selected consolidated historical financial data as of December 31, 2008 and 2009 and for the year ended December 31, 2008 is derived from audited financial statements, included in our annual reports on Form 10-K for the years ended December 31, 2009 and 2008. The financial information as of and for the nine months ended September 30, 2011 and September 30, 2012 is derived from the unaudited financial statements and the financial information included in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2012.

The summary consolidated financial data for the twelve months ended September 30, 2012 have been calculated by adding our historical financial data for the year ended December 31, 2011 and the nine months ended September 30, 2012 and subtracting our historical financial data for the nine months ended September 30, 2011.

Our results for the periods ended September 30, 2012 are not necessarily indicative of the results that may be expected for the entire year. Historical results are not necessarily indicative of results that may be expected for any future period.

	Year Ended December 31,				Nine Months Ended September 30,		Twelve Months Ended September 30, 2012
	2011	2010	2009	2008	2012	2011
	(In thousands)
Income statement data
Total revenues	$553,076	$390,406	$315,203	$388,159	$454,153	$413,240	$593,989
Salary and other personnel	104,610	87,364	75,123	66,969	87,501	79,492	112,619
Service fees	70,202	46,368	27,666	20,361	74,046	51,978	92,270
Provision for credit losses	27,527	19,838	17,715	45,021	14,874	20,464	21,937
Technology leasing and support	15,423	12,881	9,327	8,510	13,718	11,851	17,290
Occupancy and equipment	11,803	8,654	8,718	9,159	9,062	8,846	12,019
Depreciation and amortization	45,369	29,893	21,930	20,123	50,591	33,644	62,316
Operating interest expense	5,453	5,370	10,253	29,570	3,430	4,188	4,695
Other(1)	39,365	29,329	26,321	27,014	28,811	30,186	37,990
Total operating expenses	319,752	239,697	197,053	226,727	282,033	240,649	361,136

Operating income	233,324	150,709	118,150	161,432	172,120	172,591	232,853

Financing interest expense	(11,676)	(5,314)	(6,210)	(11,859)	(6,877)	(9,087)	(9,466)
Net (loss) gain on foreign currency transactions	(459)	7,145	(40)	—	(312)	(363)	(408)
Gain on settlement of portion of amounts due under tax receivable agreement	—	—	136,485	—	—	—	—
Net realized and unrealized losses on fuel price derivatives	(11,869)	(7,244)	(22,542)	55,206	(12,046)	(4,991)	(18,924)
Decrease in tax refund due to former shareholder of RD Card Holdings Australia	—	—	—		9,750	—	9,750
Increase in amount due under tax receivable agreement	(715)	(214)	(599)	(9,014)	—	(875)	160

Income before income taxes	208,605	145,082	225,244	195,765	162,635	157,275	213,965

Income taxes	74,983	57,453	85,585	68,125	94,780	56,445	113,318

Net income before noncontrolling interest	133,622	87,629	139,659	127,640	67,855	100,830	100,647
Less: Net earnings from noncontrolling interest	—	—	—		(14)	—	(14)

Net earnings attributable to WEX Inc.	$133,622	$87,629	$139,659	$127,640	$67,869	$100,830	$100,661
Changes in available-for-sale securities, net of tax	108	69	76	(4)	114	144	78
Changes in interest rate swaps, net of tax	308	(192)	1,560	(319)	60	252	116
Foreign currency translation	2,567	28,015	(79)	(70)	7,189	(11,407)	21,163

Comprehensive income attributable to WEX Inc.	$136,605	$115,521	$141,216	$127,247	$75,232	$89,819	$122,018

(1)	Included in Other is advertising, marketing, postage and shipping and communications expenses.

	Year Ended December 31,				As of September 30,
	2011	2010	2009	2008	2012	2011
	(In thousands)
Balance sheet data
Cash and cash equivalents(1)	$25,791	$18,045	$39,304	$183,117	$435,303	$42,077
Accounts receivable (less reserve for credit losses)	1,323,915	1,160,482	844,152	702,225	1,630,699	1,512,343
Total assets	2,278,060	2,097,951	1,499,662	1,611,855	3,062,433	2,474,080
Accounts payable	409,226	379,855	283,149	249,067	586,941	525,920
Deposits	693,654	529,800	423,287	540,146	1,206,114	700,766
Borrowed federal funds	6,900	59,484	71,723	—	—	68,713
Revolving line-of-credit facilities and term loan	295,300	407,300	128,000	170,600	300,000	360,200
Total liabilities	1,568,745	1,538,944	1,058,346	1,317,193	2,256,283	1,813,795
Total stockholders’ equity	709,315	559,007	441,316	294,662	784,037	660,285

(1)	During the second and third quarters of 2012, we received NOW account deposits. As of September 30, 2012, we had $678.8 million of NOW account deposits outstanding. These deposits were in excess of our operating cash requirements to fund account receivables, which resulted in a large cash balance on our balance sheet as of September 30, 2012. We anticipate this balance to decline based on historical patterns of the NOW account deposits and scheduled maturities of our deposits. See “Risk Factors —Risks Related to Our Company — Our business is dependent on several key strategic relationships, the loss of which could adversely affect our results of operations”.

	Year Ended December 31,				Nine Months Ended September 30,		Twelve Months Ended September
	2011	2010	2009	2008	2012	2011	30, 2012
	(In thousands)
Other financial data
Adjusted EBITDA(1)	$255,493	$196,333	$160,640	$147,408	$214,177	$187,096	$282,574

(1)	Adjusted EBITDA is a non-GAAP measure defined as net income plus income taxes, financing interest expense and depreciation and amortization, as well as certain other supplementary adjustments set forth below. See “Use of Non-GAAP Financial Information.” Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Adjusted EBITDA is reconciled to net income, the most closely comparable GAAP measure, as follows:

	Year Ended December 31,					Nine Months Ended September 30,		Twelve Months Ended September 30, 2012
	2011	2010	2009		2008	2012	2011
	(In thousands)
Net income	$133,622	$87,629	$139,659		$127,640	$67,869	$100,830	$100,661
Income taxes	74,983	57,453	85,585		68,125	94,780	56,445	113,318
Financing interest expense	11,676	5,314	6,210		11,859	6,877	9,087	9,466
Depreciation and amortization	45,369	29,893	21,930		20,123	50,591	33,644	62,316
Other non-cash charges/(income)	715	—	(135,886	)(1)	10,552	(9,750)	875	(9,910)
Non-recurring charges or expenses incurred as transaction costs in connection with permitted acquisitions	—	5,845	—		—	1,970	—	1,970
Unrealized losses/(gains) in connection with fuel derivative instruments	(10,872)	17,029	43,142		(90,891)	1,840	(13,785)	4,753
Non-recurring cash income or gain to extent included in consolidated net income	—	(6,830)	—		—	—	—	—

Adjusted EBITDA	$255,493	$196,333	$160,640		$147,408	$214,177	$187,096	$282,574

(1)

On June 26, 2009, the Company entered into a Tax Receivable Prepayment Agreement with Realogy Holdings Corp. (“Realogy”), pursuant to which the Company paid Realogy $51 million, including bank fees and legal expenses, as prepayment in full to settle the Company’s remaining obligations to Realogy under the Tax Receivable Agreement dated February 22, 2005 among the Company, Cendant Corporation and Cartus Corporation. These obligations were previously recorded at $187.5 million and this transaction resulted in a book gain to the Company of $136.5 million in the second quarter of 2009.

2